Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statements (Forms S-8 No. 333-265749 and 333-272015) pertaining to the R1 RCM Inc. Third Amended and Restated 2010 Stock Incentive Plan, the R1 RCM Inc. 2022 Inducement Plan, and the R1 RCM Inc. Fourth Amended and Restated 2010 Stock Incentive Plan; and
2.Registration Statement (Form S-3 No. 333-267331) pertaining to the R1 RCM Inc. automatic shelf registration statement of securities of well-known seasoned issuers.

of our report dated February 16, 2023 (except for effects of the restatement discussed in Notes 1 and 23 as to which the date is December 4, 2023) with respect to the consolidated financial statements of R1 RCM Inc., and our report dated February 16, 2023 (except for the material weakness described in the third paragraph of Management's Report on Internal Control over Financial Reporting as to which the date is December 4, 2023) on the effectiveness of internal control over financial reporting (of R1 RCM Inc., included in this Amendment No.1 to Annual Report (Form 10-K/A) of R1 RCM Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Chicago, Illinois
December 4, 2023